UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported):

April 27, 2010 (April 23, 2010)

TOYZAP.COM, INC.

(Exact name of registrant as specified in its Charter)

Commission File No.: 333-146781

Texas	20-8592825
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas 75201

(Address of principal executive offices)

Issuer’s telephone number: (214) 758-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On April 26, 2010, ToyZap.com, Inc. (the “Company”) engaged Liviakis Financial Communications, Inc. as its public relations firm pursuant to a Consulting Agreement that expires on April 30, 2012 (the “Liviakis Agreement”). Pursuant to the Liviakis Agreement, and as sole compensation thereunder, the Company issued to Liviakis Communications, Inc. an aggregate of 50,000 shares of Company Common Stock on April 26, 2010 (the “Consulting Shares”). Mr. John Liviakis is the sole shareholder, President and Chief Executive Officer of Liviakis Financial Communications, Inc., and Mr. Liviakis also acquired beneficial ownership of an aggregate of 500,000 shares of Company Common Stock from the Selling Shareholders on April 23, 2010 pursuant to the Purchase Agreements described in Item 5.01 below (see “Changes in Control of Registrant” and “Related Party Transactions” below). The forgoing summary of the material terms and conditions of the Liviakis Agreement is qualified in its entirety by reference to the Liviakis Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

The issuance of the Consulting Shares was approved by the Company’s Board of Directors on April 26, 2010, at a price of $0.05 per share, which was the fair market value per share of the Consulting Shares as determined by the Board of Directors as of such date.

No underwriters were involved in the transaction described above. All of the securities issued in the foregoing transaction were issued by the Company in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, including Regulation D promulgated thereunder, in that the transaction involved the issuance and sale of the Company’s securities to a financially sophisticated entity that was aware of the Company’s activities and business and financial condition and took the securities for investment purposes and understood the ramifications of its actions. The Company did not engage in any form of general solicitation or general advertising in connection with the transaction. The purchaser also represented that it was an “accredited investor” as defined in Regulation D and that it was acquiring such securities for its own account and not for distribution. All certificates representing the securities issued will have a legend imprinted on them stating that the shares have not been registered under the Securities Act and cannot be transferred until properly registered under the Securities Act or an exemption applies.

See also Item 5.01 below.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

Changes in Control of Registrant

On April 23, 2010, Lance Dean, Ray A. Balestri, and certain other shareholders (collectively, the “Selling Shareholders”) of the Company holding an aggregate of 9,912,930 shares of Common Stock of the Company entered into stock purchase agreements (collectively, the “Purchase Agreements”) with Laird Q. Cagan, Harold Montgomery, Craig Jessen, affiliates thereof, and certain other purchasers (collectively, the “Purchasers”), pursuant to which the Purchasers acquired an aggregate of 9,912,930 shares (the “Shares”) of Common Stock from the Selling Shareholders for aggregate cash consideration of $400,000 (the “original purchase price”), paid by the Purchasers from their respective personal funds. Immediately upon closing of the sales contemplated by the Purchase Agreements (the “Closing”), (i) the Purchasers contributed an aggregate of 1,725,430 of the Shares to the capital of the Company thereby reducing the aggregate issued and outstanding Shares of the Company to 8,274,570 shares of Common Stock, (ii) Lance Dean resigned as the sole director and officer of the Company, and (iii) Messrs. Montgomery, Jessen and Cagan were appointed directors of the Company; Mr. Montgomery was appointed Chairman, Chief Executive Officer and Secretary; Mr. Jessen was appointed President; and Mr. David Pilotte was appointed Chief Financial Officer. Upon the Closing (and taking into account the capital contribution referred to in (i), above), the Purchasers acquired in the aggregate 99.1% of the Company’s issued and outstanding Common Stock and, if they were to act together, attained voting control of the Company.

Upon the Closing, the Purchasers and Cagan Capital, LLC (“CC”), a limited liability company managed and controlled by Mr. Cagan, a director of the Company, entered into a Shareholders’ Agreement, dated April 23, 2010 (the “Shareholders’ Agreement”), pursuant to which (i) the Purchasers agreed to vote all Company shares held by them in order to elect the nominee of CC as a Director of the Company, and (ii) the Purchasers each agreed that, in the event the Company does not raise at least $2 million in equity financing by September 1, 2010 that CC may purchase all, but not less than all, of the Company shares held by the Purchasers at a purchase price equal to the original purchase price paid by such Purchasers under the Purchase Agreements. The Shareholders’ Agreement has a two (2) year term. Furthermore, at Closing, Purchasers holding all but 100,000 of the Shares acquired from the Selling Shareholders entered into a lock-up agreement with the Company pursuant to which each such Purchaser is prohibited from offering, selling, contracting to sell, transfer, hypothecate, pledge, or otherwise dispose of any shares of the Company’s Common Stock acquired under the Purchase Agreements for a period of two (2) years from Closing unless, and to the extent, such restrictions are waived by the Company.

The following table sets forth certain information as of April 27, 2010, with respect to the beneficial ownership of the Company’s issued and outstanding Common Stock:

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock (1)
Harold Montgomery, Director, Chairman and Chief Executive Officer (2)	2,547,242	30.6%
Craig Jessen, Director and President (3)	1,650,000	19.8%
Laird Q. Cagan, Director (4)	1,437,500	17.3%
John Liviakis (5)	550,000	6.6%
David Pilotte, Chief Financial Officer	0	—
All officers and directors as a group (4 persons) (6)	5,634,742	67.7%

(1)	Based on 8,324,570 shares of Common Stock issued and outstanding, including 50,000 shares of the Company’s Common Stock issued to Liviakis Financial Communications, Inc. on April 26, 2010 (see “Related Party Transactions” below).
(2)	Includes: (i) 595,000 shares of Company Common Stock owned directly by Harold Montgomery; (ii) 1,905,000 shares of the Company’s Common Stock held in an IRA fbo Mr. Montgomery; and (iii) 23,621 shares of the Company’s Common Stock owned by the Molly Ann Montgomery 1995 Trust and 23,621 shares of the Company’s Common Stock owned by the Philip Graham Montgomery 1997 Trust, trusts for Mr. Montgomery’s children for which Mr. Montgomery is trustee.
(3)	Includes 1,650,000 shares of the Company’s Common Stock held in an IRA fbo Mr. Jessen.
(4)	Includes: (i) 837,500 shares of Company Common Stock held in an IRA fbo Mr. Cagan; and (ii) 600,000 shares of Company Common Stock held in an IRA fbo Mr. Cagan’s spouse.
(5)	Includes: (i) 257,380 shares of Company Common Stock held by Mr. Liviakis; (ii) 242,620 shares of Company Common Stock held in an IRA fbo Mr. Liviakis; and (iii) 50,000 shares of Company Common Stock held by Liviakis Financial Communications, Inc. Liviakis Financial Communications, Inc. is the Company’s public relations firm, and Mr. John Liviakis is its sole shareholder, President and Chief Executive Officer (see “Related Party Transactions” below).
(6)	Includes shares of Company Common Stock beneficially held by Messrs. Montgomery, Jessen, Cagan, and Pilotte.

The Company remains a “shell company,” as defined in Rule 12b-2 of the Exchange Act following the change of control. In accordance with paragraph (8) of Item 5.01 of Form 8-K, the Company is required to provide the information that would be required if the Company were filing a Form 10 registration statement under the Exchange Act. In accordance with Item 5.01(a)(8) of Form 8-K, such information, to the extent it is not superseded by the information set forth below, is hereby incorporated by reference from the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on February 19, 2010.

The Company’s Common Stock continues to be traded on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “TOYZ.OB.”

New Business Model

Effective upon the consummation of the change in control transactions described above, the Company changed its previously intended business of marketing and selling toys to retail customers over the Internet to a new intended business of acquiring retail credit card processing residual streams from independent sales organizations in the United States. Messrs. Montgomery and Jessen, both new directors and executive officers of the Company, previously served as founders, controlling shareholders, directors, and executive officers of A.R.T. Holdings, Inc., d/b/a “Calpian” (“ART”), a Texas-based private company similarly engaged in the business of acquiring retail credit card processing residual streams from independent sales organizations since 2001. As controlling shareholders, directors, and officers of ART, Messrs. Montgomery and Jessen have agreed, in principal, with the Company to sell the “Calpian” trademark and domain name to the Company for $10,000 and take a limited trademark license to the “Calpian” name back for use in certain limited, non-competitive purposes, subject to ART receiving a release from a third party with respect to the trademark. Upon the acquisition of the “Calpian” trademark, the Company intends to change its name to “Calpian, Inc.”

Business Overview

Headquartered in Dallas, Texas, the Company plans to engage in the business of acquiring recurring monthly residual income streams derived from credit card processing fees paid by retail stores in the United States. Small- and medium-sized retail merchants typically buy their credit card processing and acquiring services from Independent Sales Organizations (“ISOs”) in the U.S. ISOs are sales agents authorized by contract with one or more credit card processors to sell processing and acquiring services on their behalf. ISOs shepherd the merchant’s application for processing and acquiring services through the labyrinth of approvals, credit checks, guarantees, etc. that are required before the merchant can be approved to accept consumer credit cards for payment. The Company’s plan is to act neither as a credit card processor nor as an ISO, but simply to purchase a revenue stream resulting from the relationship between those two organizations. According to a 2002 report published by The Green Sheet, there are approximately 10,000 registered and non-registered ISOs estimated in the U.S. varying in size from one-person operations to businesses with large telemarketing groups and hundreds of employees. The vast majority, however, are small operations with several hundred merchants in their customer base. Merchants typically pay a fixed percentage of each credit card transaction to its ISO as a fee for its services. As such, each of the ISOs has at least one residual revenue stream ranging from several hundred dollars to hundreds of thousands of dollars a month. Based on available industry data, including from the The Nilson Report, the Company estimates that ISOs control the credit card processing on behalf of approximately two million merchants in the U.S., with a total residual stream estimated at $80 to $100 million per month.

The Company’s residual purchases are expected to range in size and complexity from one-time events involving a single portfolio to multiple events over an extended time frame covering the entire current and possibly future portfolio of an ISO. The Company’s aim is to acquire merchant residual accounts by acquiring them directly from the ISOs that originated the contracts with the merchants. In a residual purchase, the Company buys the rights to the residual revenue streams owned by the ISO for a negotiated amount. Upon acquisition of the residual revenue stream from the ISO, the Company and the ISO will notify the processor that the Company owns the rights to the residual and that all future residual payments should be paid to the Company. Processors must approve all transactions as a condition of closing.

The Company plans to advertise in industry trade journals to inform the ISO industry of its acquisition capabilities, including Transaction World Magazine (a wholly-owned subsidiary of ART), and to underwrite each deal using its own internal processes.

Management and Board of Directors

Effective April 23, 2010, Lance Dean resigned as the sole director and officer of the Company and Messrs. Montgomery, Jessen and Cagan were appointed directors of the Company; Mr. Montgomery was appointed Chairman, Chief Executive Officer and Secretary; Mr. Jessen was appointed President; and Mr. Pilotte was appointed Chief Financial Officer. Mr. Dean did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The following persons are the new current directors and officers of the Company:

Name	Age	Position
Harold Montgomery	50	Chairman, Chief Executive Officer, Secretary and Director
Laird Q. Cagan	52	Director
Craig Jessen	52	President and Director
David Pilotte	51	Chief Financial Officer

The following is a brief description of the business experience and background of our directors and executive officers.

Harold Montgomery, Director, Chairman, and Chief Executive Officer

Harold Montgomery is a native of Dallas, Texas. He attended St. Mark’s School of Texas and Stanford University where he received a BA (International Relations) in 1982 and an MBA in 1985. Mr. Montgomery successfully managed the Dallas Area Rapid Transit Authorization election campaign in 1983. He worked for Wellington Associates, a Dallas-based investment bank focused on mergers and acquisitions and corporate finance from 1985-1987. In 1987, he started A.R.T. Holdings, Inc. a merchant payment processing company. He led that company’s expansion into check guarantee and recovery, debit processing, credit card processing and other related businesses. While at A.R.T. Holdings, Inc., Mr. Montgomery led a team doing business as Calpian, which successfully acquired over 200 ISO merchant processing portfolios between 2003 and 2009. Mr. Montgomery is a co-founder of the new publicly traded Calpian.

Mr. Montgomery is active in community affairs in Dallas. He is a Trustee of the Communities Foundation of Texas, a $600 million community chest foundation. He is also a Trustee of the Caruth Foundation and St. Mark’s School of Texas. He has served as a board member and president of the Dallas Committee on Foreign Relations and Big Thought, a community education agency. He is a member of the Council on Foreign Relations located in New York. Mr. Montgomery was a member of the Young Presidents’ Organization (“YPO”) from 1991 to 2009, and chaired the Florence, Italy YPO University. He and his wife also participated in the organizing committees for YPO Universities in Rome, Dubai, and Venice. Mr. Montgomery has lived in Spain, Venezuela, Italy, the UK, and Australia, and has traveled to over 50 countries on six continents.

Mr. Montgomery has also served as an industry expert for the Federal Reserve Bank of Philadelphia Payment Card Center and the U.S. Congress as an expert witness for credit card reform legislation. He is a frequent speaker at industry events and trade shows, and a regular contributor to industry trade publications, including Transaction World Magazine.

Laird Q. Cagan, Director

Mr. Cagan is a co-founder and, since 2001, has been Managing Director of Cagan McAfee Capital Partners, LLC (“CMCP”), a merchant bank based in Cupertino, California. From 2004 to 2009, Mr. Cagan was a Managing Director of Chadbourn Securities, Inc., a FINRA licensed broker-dealer. In 2009 Chadbourn merged into Colorado Financial Service Corp. (“CFSC”), a FINRA-licensed broker-dealer and Placement Agent for the Company, whereupon Chadbourn relinquished its broker-dealer license and Mr. Cagan became a Managing Director of CFSC. CFSC is not affiliated with CMCP. Mr. Cagan also continues to serve as President of Cagan Capital, LLC, a merchant bank he formed in 1990, the operation of which transitioned into CMCP. Mr. Cagan has served or serves on the Board of Directors of the following companies: Evolution Petroleum Corporation, a Houston-based public company involved in the acquisition, exploitation, development, and production of crude oil and natural gas resources (since 2004, where Mr. Cagan is also a co-founder and former Chairman); AE Biofuels, Inc., a bio-fuels company headquartered in Cupertino, California (from 2006 to 2008, where Mr. Cagan is also a co-founder); Real Foundations, Inc., a real estate-focused consulting firm (from 2000 to 2004); Burstein Technologies, a development stage medical devices company (from 2005 to 2006); WorldSage, Inc. (recently renamed Career College Holding Company, Inc.), a California-based public company that purchased a for-profit college in Switzerland in October 2007 and subsequently sold that college in 2008 (since 2006); Fortes Financial Corporation, an Irvine, California-based mortgage bank (since 2007); TWL Corporation, a Carrollton, Texas-based publicly-traded workplace training and education company (from 2007 to 2008); and CAMAC Energy Inc. (formerly Pacific Asia Petroleum, Inc.), a Hartsdale, New York-based publicly-traded international energy company engaged in the business of oil and gas development, production and distribution in China and Nigeria (from 2007 to 2009). Mr. Cagan has been involved over the past 25 years as a venture capitalist, investment banker, and principal in a wide variety of financings, mergers, acquisitions and investments of high growth companies in a wide variety of industries. At Goldman, Sachs & Co. and Drexel Burnham Lambert, Mr. Cagan was involved in numerous transactions totaling over $15 billion in aggregate value. Mr. Cagan attended M.I.T. and received his BS and MS degree in engineering, and his MBA, all from Stanford University. He is a member of the Stanford University Athletic Board and founding Chairman of the SF Bay Chapter of the Young Presidents’ Organization.

Craig Jessen, President, and Director

Mr. Jessen served as President and COO of A.R.T. Holdings, Inc. from 1991 through 2009. While at A.R.T. Holdings, Inc., he was the operating executive responsible for the acquisition, integration, and return to profitability of Checktronic (1993) and Cash Lane (1999). Mr. Jessen was a key executive in the launch and conduct of A.R.T. Holding, Inc.’s merchant credit card processing business, and developed marketing strategies to increase market demand for its services. At A.R.T. Holdings, Inc., Mr. Jessen analyzed, underwrote, and closed over $60 million of transactions across over 200 acquisitions resulting in a portfolio of nearly 37,000 merchants with $16 million of net revenue and $11 million in cash flow. In addition, while at A.R.T. Holdings, Inc., he provided actionable strategic, financial and operational advice to ISOs and agents in multiple business areas including, but not limited to, the areas of risk management, customer service, sales channel profitability, sales efficiency, processing contracts, pricing, attrition, work flow and staffing levels. Mr. Jessen previously worked at Transport Insurance Company, an insurance company with offices in Dallas, Texas (from September 1987 to November 1990); InterFirst Corporation, a multibank holding company headquartered in Dallas, Texas (from June 1984 to August 1986); and United Parcel Service, a worldwide shipping, freight, logistics and supply chain management company, out of its Dallas, Texas offices (from February 1978 to March 1984). He earned his BBA from the University of Texas at Arlington in 1984, and his MBA from Southern Methodist University in 1987.

David Pilotte, Chief Financial Officer

Mr. Pilotte joined the Company as Chief Financial Officer in April 2010. Mr. Pilotte’s 20+ years serving public companies in an array of executive level roles gives him a solid base from which to fulfill the Company’s needs.

In 1996 Mr. Pilotte formed an independent consulting practice, DNP Financial Strategies, located in Plano, Texas, through which he continues to advise small and middle-market companies on matters of accounting, corporate finance, public reporting, due diligence, debt restructuring, and profit improvement and has served, on occasion, as an interim executive. From June 2007 to February 2008, Mr. Pilotte served as Chief Financial Officer of Omniflight Helicopters, an Addison, Texas based company providing air ambulance services from 72 bases in 17 states. From October 2004 to June 2006, Mr. Pilotte served as Chief Financial Officer and Chief Operating Officer of Digital Recorders, Inc., a NASDAQ listed company headquartered in Dallas, Texas, with extensive international operations. Digital Recorders engages in the design, manufacture, and sale of digital telemetry equipment for public transportation systems and surveillance equipment for the military and law enforcement agencies worldwide. Prior to 2004, Mr. Pilotte held the positions of Chief Financial Officer, Corporate Controller, and Corporate Treasurer with public companies ranging from start-ups to $700 million in revenue corporations, including Axtive Corporation (NASDAQ), American Pad & Paper (AMEX), Cyrix/National Semiconductor (NASDAQ), and Baldor Electric Company (NYSE). Mr. Pilotte started his career with Arthur Andersen & Company in 1984.

Mr. Pilotte holds a bachelor’s degree in finance from the University of Florida, an MBA with concentrations in general management and accounting from the University of Houston, and has been a CPA in Texas since 1986. Mr. Pilotte is a member of CEO Netweavers and Financial Executives International; he serves as an accounting and reporting expert for investor information groups Evaluserve’s Circle of Experts and the Gerson Lehrman Group; is qualified as an “audit committee financial expert” as defined by the SEC; and serves as President of his homeowners association.

Related Party Transactions

Agreements with Management

Other than the requirement under the Purchase Agreement that Messrs. Montgomery, Jessen, and Cagan each be appointed as a director of the Company, and voting and call provisions under the Shareholders’ Agreement as described above, there are no arrangements or understandings between Messrs. Montgomery, Jessen, or Cagan or any other persons pursuant to which any of Messrs. Montgomery, Jessen, or Cagan was selected as an officer or director of the Company; there are no material plans, contracts or arrangements to which any of Messrs. Montgomery, Jessen, or Cagan is a party with the Company; none of Messrs. Montgomery, Jessen, or Cagan is currently entitled to any compensation in his role as an officer or director of the Company; and the Company has no committees of the Board of Directors to which any of Messrs. Montgomery, Jessen, or Cagan has been appointed.

The Company has entered into an Independent Contractor’s Agreement, dated April 23, 2010, pursuant to which the Company has engaged David Pilotte to serve as the Company’s Chief Financial Officer. Pursuant to the agreement, Mr. Pilotte will be paid a retainer of $7,200 per month, plus reasonable and documented expenses, for approximately 24 hours per month with additional time at quarter ends. Any hours in addition to these will be billed at a rate of $275 per hour, subject to written pre-approval by the Company. The agreement has an initial term of three (3) months, is expected to be amended and renewed based upon the continuing needs of the business, but may be terminated by either party upon thirty (30) days written notice or immediately by the Company upon Mr. Pilotte’s default or breach of the agreement. The forgoing summary of the material terms and conditions of the Independent Contractor’s Agreement entered into with Mr. Pilotte, is qualified in its entirety by reference to the Independent Contractor’s Agreement, a copy of which is attached hereto as Exhibit 10.2, and is incorporated by reference herein.

As controlling shareholders, directors and officers of ART, Messrs. Montgomery and Jessen have agreed in principal with the Company to sell the “Calpian” trademark and domain name to the Company for $10,000 and take a limited trademark license to the “Calpian” name back to be used solely by ART for certain limited, non-competitive purposes, subject to ART receiving a release from a third party with respect to the trademark. Messrs. Montgomery and Jessen are the controlling shareholders, officers, and directors of ART as well as the controlling shareholders, officers, and directors of the Company.

Public Relations Agreement

On April 26, 2010, the Company engaged Liviakis Financial Communications, Inc. as its public relations firm pursuant to the Liviakis Agreement that expires on April 30, 2012. Pursuant to the Liviakis Agreement, and as sole compensation thereunder, the Company issued to Liviakis Communications, Inc. an aggregate of 50,000 shares of Company Common Stock on April 26, 2010 (the “Consulting Shares”). Mr. John Liviakis is the sole shareholder, President and Chief Executive Officer of Liviakis Financial Communications, Inc., and Mr. Liviakis acquired beneficial ownership of an aggregate of 500,000 shares of Company Common Stock from the Selling Shareholders pursuant to the Purchase Agreements described above. Following the issuance of the Consulting Shares to Liviakis Financial Communications, Inc., Mr. Liviakis beneficially owns approximately 6.6% of the Company’s issued and outstanding Common Stock. The forgoing summary of the material terms and conditions of the Liviakis Agreement is qualified in its entirety by reference to the Liviakis Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

See also Item 3.02 above.

Certain Risk Factors

The Company is a development stage company with no operating history that plans to engage in the highly competitive merchant credit and debit card processing and acquisition industry. The Company’s ability to successfully compete in this industry is subject to many factors including, but not limited to: the Company’s ability to negotiate and enter into business, asset, and residual ISO commission acquisition agreements on reasonable terms; the availability of additional capital at reasonable terms to support our business plan; economic, competitive, demographic, business, and other conditions in the Company’s local, regional, and national markets and changes in the card issuing business; changes or developments in laws, regulations, or taxes in the merchant credit and debit card processing and residuals acquisition industry; actions taken or not taken by third-parties including the Company’s suppliers and competitors, as well as legislative, regulatory, judicial, and other governmental authorities; the Company’s ability to secure required approvals from various processors or super ISOs or other entities necessary to complete an acquisition; the impact of acquisitions and reorganizations and the Company’s ability to successfully integrate acquisitions; changes and advances in bank card payment processing technologies; the availability and adequacy of cash flow to meet the Company’s cash requirements; changes in applicable law and regulations; as well as other risks described in the Company’s filings with the Securities and Exchange Commission.

In addition, the following risk factors may have a materially adverse effect upon our business, operating results, and financial condition:

The Company has no operating history in the merchant processing and acquisition business and is operating at a loss, and there is no guarantee that we will become profitable and that makes it difficult to predict future results and raises substantial doubt as to our ability to successfully develop profitable business operations.

The Company only recently commenced operations in the merchant processing and acquisition industry, and anticipates that it will operate at a loss for some time. While the Company’s management team has considerable general business experience in development stage companies and raising capital, and considerable experience in the merchant credit and debit card processing and acquisition industry, our development stage company has not completed any acquisitions of merchant credit and debit card processing and acquisition contracts and has no operating history. Since we have no operating history and no history of profitability, we have no financial results upon which you may judge our potential. There can be no guarantee that we will ever become profitable. In the future, we may experience under-capitalization, delays, lack of funding, and many of the others problems, delays, and expenses encountered by any early stage business, many of which are beyond our control. These include, but are not limited to:

•

inability to establish profitable strategic relationships with credit and debit card processing providers and the ability to secure the approvals of existing processors and other entities necessary to execute an acquisition of a merchant credit and debit card residual portfolio;

•	inability to identify suitable revenue streams for acquisition and/or to effectively and efficiently integrate acquired assets into our operations;

•	inability to raise sufficient capital to fund our anticipated business plan; and

•

competition from larger and more established transaction processing and acquiring companies, banks, large ISOs, internet-based providers of similar services that may compete with the Company now or in the future.

The Company may not be able to raise the capital necessary to execute its business strategy and that could result in the curtailment or cessation of the Company’s operations.

For the foreseeable future, we expect to rely on funds raised from Company equity and debt offerings to provide general operating capital for the Company. We expect to rely on the proceeds of such equity and debt offerings to provide funding for the acquisition of merchant credit and debit card residual contracts and further funding for working capital; to cover expenses of officers, directors, and consultants; and to acquire additional assets. Therefore, we believe that, from time to time, we will have to obtain additional financing in order to expand our business consistent with our proposed operations and plan. There can be no guaranty that additional funds will be available when, and if, needed. If we are unable to obtain such financing, or if the terms thereof are too costly, we may be forced to curtail or cease operations until such time as alternative financing may be arranged and that could have a materially adverse impact on our planned operations and our shareholders’ investment.

The Company has no experience in the merchant credit and debit card processing and acquisition industry, which could hinder the Company’s ability to attract and engage with potential strategic partners and ISO targets.

We cannot assure you that we will be successful in executing our planned activities to the levels that we are seeking. While the Company’s management team has considerable general business experience in development stage companies and raising capital, and considerable experience in the merchant credit and debit card processing and acquisition industry, our development stage company has not completed any acquisitions of merchant credit and debit card processing and acquisition contracts and has no operating history. We do not know whether or when we will be able to develop efficient capabilities to acquire, integrate and finance merchant credit and debit card processing and acquisition contracts in sufficient quantities to enable us to successfully execute on our anticipated business plan. Even if we are successful in developing our capabilities and processes, we do not know whether we will sustain our business or continue to satisfy the requirements of our potential strategic relationships and ISO targets and that could have a material adverse effect on our financial condition and operations.

The payment processing industry is highly competitive and we expect to compete with certain firms that are larger and that have greater financial resources. Such competition could increase, which could adversely influence our prices to merchants, and as a result, our operating margins.

The market for payment processing services is highly competitive. Other providers of payment processing services have established a sizable market share in the small- and medium-size merchant processing sector. Developing and maintaining our growth will depend on a combination of the continued growth in electronic payment transactions and our ability to increase our market share. The current recession could cause future growth in electronic payment transactions to slow when compared to historical rates of growth. In addition, industry competition may influence the prices we are able to charge. If the competition causes us to reduce the prices we charge, we will have to aggressively control our costs in order to maintain acceptable profit margins. In addition, some of our competitors are financial institutions, subsidiaries of financial institutions, or well-established payment processing companies, including First Data Corporation, Bank of America Corporation, Global Payments, Inc., Fifth Third Bank, Chase Paymentech Solutions, and Elavon, Inc., a subsidiary of U.S. Bancorp. Our competitors that are financial institutions or subsidiaries of financial institutions do not incur the costs associated with being sponsored by a bank for registration with the card networks and can settle transactions more quickly for their merchants than we can for ours. These competitors have substantially greater financial, technological, management, and marketing resources than we have. This may allow our competitors to offer more attractive fees to our current and prospective merchants, or offer other products or services that we do not. This could result in a loss of customers, greater difficulty attracting new customers, and a reduction in the price we can charge for our services.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

See Item 5.01 above.

ITEM 8.01	OTHER EVENTS.

On April 26, 2010, the Board of Directors of the Company approved and declared a stock dividend of one (1) share of Company Common Stock for every one (1) share of Common Stock outstanding, to be issued to holders of record as of May 13, 2010 (the “Record Date”), and paid on May 14, 2010. Following the issuance of the stock dividend, the Company will have an aggregate of 16,649,140 shares of issued and outstanding Common Stock, assuming no additional Company shares are issued and outstanding prior to the Record Date.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

10.1	Consulting Agreement, dated April 26, 2010, by and between the Company and Liviakis Financial Communications, Inc.

10.2	Independent Contractor’s Agreement dated April 23, 2010, by and between the Company and David Pilotte.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYZAP.COM, INC. (Registrant)

Date: April 27, 2010	By:	/s/ Harold Montgomery
Harold Montgomery
Chief Executive Officer

Index to Exhibit

Exhibit Number	Description

10.1	Consulting Agreement, dated April 26, 2010, by and between the Company and Liviakis Financial Communications, Inc.

10.2	Independent Contractor’s Agreement dated April 23, 2010, by and between the Company and David Pilotte.